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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Dial Corporation on Form S-8 of our reports dated January 27, 2003 and May 23, 2003, appearing in the Annual Report on Form 10-K of The Dial Corporation for the year ended December 31, 2002 and in the Annual Report on Form 11-K of The Dial Corporation Future Investment Plan for the year ended November 30, 2002, respectively.

/s/ Deloitte & Touche
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DELOITTE & TOUCHE LLP
Phoenix, Arizona

October 14, 2003